DALE MATHESON CARR-HILTON LABONTE LLP
DMCL CHARTERED ACCOUNTANTS

Partnership of:

Vancouver: Robert J. Burkart, Inc. | Alvin F. Dale Ltd. | Robert J. Matheson, Inc. | James F. Carr-Hilton Ltd. | Barry S. Hartley, Inc. | Rakesh I. Patel Inc. | Kenneth P. Chong Inc. | Reginald J. LaBonte Ltd.
South Surrey: Michael K. Braun Inc. | Peter J. Donaldson, Inc.
Port Coquitlam: Wilfred A. Jacobson Inc. | Fraser G. Ross, Ltd. | Brian A. Shaw Inc.

June 14, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E., Washington, D.C. 20549

Re: **Infolinx Communications Ltd. – Amendment No. 1 to Form SB-2 Registration Statement**

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Amendment No. 1 to Form SB-2 Registration Statement dated June 14, 2007, of the following:

- Our Report to the Stockholders and Board of Directors of Infolinx Communications Ltd. dated June 11, 2007 on the financial statements of the Company as at November 30, 2006 and 2005 and for the then ended and for the period October 23, 2000 (inception) to November 30, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

DMCL

Dale Matheson Carr-Hilton LaBonte LLP
Chartered Accountants
Vancouver, British Columbia

Vancouver Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1, Tel: 604 687 4747 • Fax: 604 689 2778 - Main Reception
South Surrey Suite 301 - 1656 Martin Drive, White Rock, B.C., Canada V4A 6E7, Tel: 604 531 1154 • Fax: 604 538 2613
Port Coquitlam Suite 700 - 2755 Lougheed Highway, Port Coquitlam, B.C., Canada V3B 5Y9, Tel: 604 941 8266 • Fax: 604 941 0971